Exhibit 10.4(a)

CARIS LIFE SCIENCES, INC.

AMENDED AND RESTATED 2020 INCENTIVE PLAN

1.	PURPOSE; ELIGIBILITY.

1.1            General Purpose. The purpose of the Caris Life Sciences, Inc. Amended and Restated 2020 Incentive Plan (the “Plan”), is to enable Caris Life Sciences, Inc., a Texas corporation (the “Company”), and any Affiliate to align and link the interests of the Company Group’s Employees, Consultants and Directors with the interests of the Shareholders via the issuance of Awards, the value of which are linked directly to sustained growth in the value of the Company. The Plan as amended and restated shall be effective as of the date of approval by the Shareholders (the “Effective Date”).

1.2            Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors (each, a “Service Provider”) of the Company Group.

1.3            Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Options, (b) Restricted Awards, (c) Performance Awards and (d) Share Appreciation Rights.

2.	DEFINITIONS.

2.1            “Administrator” means the Directors or the Committee appointed by the Directors in accordance with Section 3.5.

2.2            “Affiliate” means any parent corporation or Subsidiary of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.3            “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of ownership interests and/or other securities under equity-based compensation plans, including, without limitation, U.S. state corporate laws, U.S. federal and state securities laws, the Code and the requirements of any stock exchange or quotation system upon which the Common Stock may be listed or quoted and the laws of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, where necessary as determined by the Administrator in its sole discretion.

2.4            “Award” means any right granted under the Plan, including an Option, a Restricted Award, a Performance Award and a Share Appreciation Right.

2.5            “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6            “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7            “Board” means the Board of Directors of the Company, as constituted from time to time.

2.8            “Cashless Exercise” has the meaning set forth in Section 6.3.

2.9            “Certificate of Formation” means the Company’s Amended and Restated Certificate of Formation, as amended or restated from time to time.

2.10            “Change of Control” shall mean

(a)            the direct or indirect sale, transfer, conveyance, exclusive license or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, which includes any two or more persons acting as a group);

(b)            the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)            acquisition by any “person” of Beneficial Ownership of 50% or more (on a fully-diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(d)            the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Shareholders pursuant to the TBOC, whether for such transaction or the issuance of securities in the transaction; or

(e)            the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Shareholders was approved or recommended by either (x) a vote of at least a majority of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended, or (y) a Permitted Holder.

Notwithstanding the foregoing, a transaction of any type shall not constitute a Change of Control if (A) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system; (B) its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (C) it is an acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary; or (D) immediately following the transaction, (i) more than 50% of the total voting power of the entity resulting from such transaction, or if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the entity resulting from such transaction, is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such transaction (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the transaction or (ii) a Permitted Holder continues to maintain voting control, directly or indirectly and whether by equity ownership, contract or otherwise, of the Company. If a Change of Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event must be both a Change of Control under this definition and constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code. The Administrator shall have full and final authority, which shall be exercised in good faith, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.11            “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

2.12            “Committee” means a committee of one or more Directors appointed by the Directors to administer the Plan in accordance with Section 3.5.

2.13            “Common Stock” means a share of common stock of the Company, par value $0.001 per share, issued subject to and in accordance with the provisions of the TBOC and the Certificate of Formation and having the rights provided for in the Certificate of Formation.

2.14            “Company” means Caris Life Sciences, Inc., a Texas corporation, or any successor thereto.

2.15            “Company Group” means the Company and its Affiliates, or one of the members of the Company Group, as applicable.

2.16            “Competing Business” means any business entity principally engaged in (i) the discovery, research, development and commercialization of any clinical application involving or relating to microvesicles, exosomes, proteins or nucleic acids, irrespective of their form (including messenger RNA, miRNA and any other molecular bio-markers, bio-signatures, particles, substances or entities); (ii) molecular profiling and therapeutic decision support in the oncology field; (iii) artificial intelligence; or (iv) any other business that the Company is then conducting or planning to conduct.

2.17            “Consultant” means any person, including an advisor or contractor, (a) engaged by the Company Group to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company Group pursuant to a written agreement or (b) who is a director of an Affiliate; provided that, except as otherwise permitted in Section 5.3(b) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.18            “Continuous Service” means that the Participant’s service with the Company Group, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company Group as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator, the chief executive officer of the Company or the president of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

2.19            “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

2.20            “Detrimental Activity” means: (i) violation of the terms of any agreement with or policy of the Company Group concerning non-competition, non-disclosure, confidentiality, intellectual property, non-disparagement, privacy or exclusivity; (ii) disclosure of the Company Group’s confidential information to anyone outside the Company Group, without prior written authorization from the Company Group, or in conflict with the interests of the Company Group, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company Group; (iii) failure or refusal to disclose promptly or assign to the Company Group all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company Group, relating in any manner to the interests of the Company Group or, the failure or refusal to do anything reasonably necessary to enable the Company Group to secure a patent where appropriate in the United States and in other countries; (iv) the conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (v) the commission of an act involving willful malfeasance or material fiduciary breach with respect to the Company Group; (vi) gross negligence or willful misconduct with respect to the Company Group; (vii) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company Group, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company Group; (viii) any attempt directly or indirectly to induce any Employee of the Company Group to be employed or perform services or acts in conflict with the interests of the Company Group; (ix) any attempt, in conflict with the interests of the Company Group, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company Group; or (x) any material breach or non-compliance with the terms of the Plan or an Award Agreement.

2.21            “Director” means a director of the Company.

2.22            “Disability” means a physical or mental disability or infirmity of the Participant that prevents the normal performance of substantially all of the Participant’s duties for a continuous period in excess of 90 days or for more than 180 days during any one year period.

2.23            “Employee” means any person employed by the Company Group. Mere service as a Director or payment of a director’s fee by the Company Group shall not be sufficient to constitute “employment” by the Company Group.

2.24            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

2.25            “Fair Market Value” means, as of any date, the value, on a fully diluted basis, of a Common Stock as determined in good faith by a nationally recognized valuation firm; provided, however, that, in the event that the Company conducts an initial public offering, the Fair Market Value on the date of the Company’s initial public offering of its Common Stock shall be the initial price to the public of the Common Stock, and thereafter (i) if the Common Stock are admitted to quotation on a national securities exchange, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported or (ii) if the Common Stock are admitted to trading on an applicable securities exchange, the Fair Market Value on any date shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported. Any determination of Fair Market Value made pursuant to this Plan shall be made without regard to any minority interest status or the limited liquidity of the Common Stock and shall be final, binding and conclusive with respect to all Awards granted under this Plan. If the Common Stock are not listed on an established securities exchange or regularly quoted by a recognized securities dealer, then Fair Market Value shall be established in good faith, in compliance with the requirements of Section 409A of the Code.

2.26            “Form S-8” has the meaning set forth in Section 5.3(b).

2.27            “GAAP” means the United States Generally Accepted Accounting Principles, as in effect from time to time.

2.28            “Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

2.29            “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.30            “Market Stand-Off” has the meaning set forth in Section 15.

2.31            “Net Exercise Period” has the meaning set forth in Section 11.7.

2.32            “Nonqualified Stock Option” means an Option that is not intended or fails to comply with the requirements of Section 422 of the Code or any successor provision thereto.

2.33            “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.34            “Option” means an option to purchase Common Stock that is either an Incentive Stock Option or Nonqualified Stock Option.

2.35            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.36            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.37            “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.38            “Performance Award” means an Award entitling the recipient to receive Common Stock or a cash payment upon the attainment of Performance Goals.

2.39            “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more performance criteria. Depending on the performance criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, operating or business unit, or an individual.

2.40            “Performance Period” means the Company’s fiscal year, or any other period of time as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.41            “Permitted Holders” means (i) David D. Halbert, (ii) his spouse, widow, widower, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation, adoption, marriage or domestic partnership) of such person and heirs and any trusts or other holding, investment or estate planning vehicles for the benefit of any of the foregoing (collectively, together with David D. Halbert, “Halbert Family Members”) and (iii) any Person, any affiliate of, or corporation, general partnership, limited partnership, limited liability company, private limited company or other entity that directly or indirectly controls, is controlled by, or is under common control with, the Halbert Family Members, or any Permitted Trust primarily for the benefit of the Halbert Family Members. The phrase “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Permitted Trust” means a bona fide trust where each trustee is (i) a Halbert Family Member, (ii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments, or (iii) an individual who may be removed and replaced at the sole discretion of a Halbert Family Member.

2.42            “Permitted Transferee” means (i) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (ii) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of Common Stock, agrees in writing to be bound by the terms of this Agreement and provides written notice to the Company of such transfer.

2.43            “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

2.44            “Plan” has the meaning set forth in Section 1.1.

2.45            “Related Rights” has the meaning set forth in Section 7.3(a).

2.46            “Restricted Award” means a Restricted Share or an RSU.

2.47            “Restricted Award Agreement” has the meaning set forth in Section 7.1.

2.48            “Restricted Share” has the meaning set forth in Section 7.1.

2.49            “Right of First Refusal” has the meaning set forth in Section 11.8.

2.50            “Right of Repurchase” has the meaning set forth in Section 11.9.

2.51            “RSU” has the meaning set forth in Section 7.1.

2.52            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.53            “Rule 701” has the meaning set forth in Section 5.3(a).

2.54            “SAR exercise price” has the meaning set forth in Section 7.3(b).

2.55            “Securities Act” means the Securities Act of 1933, as amended.

2.56            “Service Provider” has the meaning set forth in Section 1.2.

2.57            “Share Appreciation Right” means the right pursuant to an award granted under Section 7.3 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Common Stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.

2.58            “Shareholder” means a shareholder of the Company.

2.59            “Subsidiary” means any foreign or domestic corporation, limited liability company, partnership or other entity of which 50% or more of the outstanding voting equity securities or voting power is Beneficially Owned directly or indirectly by the Company. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

2.60            “TBOC” means the Texas Business Organizations Code.

3.	ADMINISTRATION.

3.1            Administration by Directors. The Plan shall be administered by the Directors unless and until the Directors delegate administration to a Committee, as provided in Section 3.5.

3.2            Powers of Administrator. The Administrator shall have the power and authority to select and grant Awards, pursuant to the terms of the Plan, to Participants nominated for participation in the Plan by the Company’s chief executive officer.

3.3            Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to determine when Awards are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (vi) to determine the number of shares of Common Stock to be made subject to each Award; (vii) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting, net exercise and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (viii) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (ix) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (x) to make decisions with respect to outstanding Options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and (xi) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

3.4            Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, binding and conclusive on the Company and the Participants.

3.5            The Committee.

(a)            General. The Directors may delegate administration of the Plan to a Committee or Committees consisting of one or more Directors, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Directors, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Directors or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Directors. The Directors may abolish the Committee at any time and reassume responsibility for the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Directors. From time to time, the Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Directors. Subject to the limitations prescribed by the Plan and the Directors, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b)            Committee Composition when Common Stock are Publicly Traded. At such time as the Common Stock are publicly traded, in the discretion of the Directors, the Committee may consist solely of two or more Non-Employee Directors who meet the independence requirements of any securities market on which the Common Stock are traded. The Directors shall have discretion to determine whether or not they intend to comply with the exemption requirements of Rule 16b-3 of the Code. However, if the Directors intend to satisfy such exemption requirements with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Directors that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Directors or the Committee may delegate to a committee of one or more Directors who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

3.6            Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.7            Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company Group shall be liable for any such action or determination taken or made or omitted in good faith.

4.	COMMON STOCK SUBJECT TO THE PLAN.

4.1            Share Reserve. Subject to the provisions of Section 12.1 relating to adjustments upon changes in the Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock or Common Stock held by the Company in its treasury, or a combination thereof, and the maximum aggregate amount of the Common Stock which may be issued upon exercise of all Awards under the Plan shall not exceed 33,375,000 shares, all of which may be issued as Incentive Stock Options. To the extent permitted by Applicable Laws or any applicable exchange rule, any Common Stock issued under this Plan that are issued (a) in connection with the Company’s acquisition of an unaffiliated business entity, (b) to the employees of such entity, and (c) in substitution of equity incentive awards previously issued to such employees by such entity shall not reduce the number of Common Stock available for issuance under the Plan.

4.2            Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any provision of this Plan, including a Net Exercise Offer under Section 11.8 or the Right of Repurchase of unvested Common Stock under Section 11.9, such shares shall again be available for purposes of the Plan.

4.3            Source of Shares. The Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, however reacquired.

4.4            Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Common Stock required to satisfy such Awards.

5.	ELIGIBILITY.

5.1            Eligibility. Awards may be granted to Employees, Directors and Consultants nominated for participation in the Plan, subject to the approval of the Company’s compensation committee.

5.2            Consultants.

(a)            Prior to the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with all Applicable Laws.

(b)            From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

5.3            Directors. Each Director of the Company shall be eligible to receive discretionary grants of Awards under the Plan.

6.	OPTION PROVISIONS.

The Administrator may from time to time grant Options to Service Providers. Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate, including whether such Options granted shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidence by an Option Agreement that shall expressly identify the Option as Incentive Stock Option or Nonqualified Stock Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1            Term. No Option shall be exercisable after the expiration of 10 years from the date it was granted.

6.2            Exercise Price of an Option. The exercise price of each Option shall be not less than the greater of (a) 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted and (b) the par value of the Common Stock. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than 100% of Fair Market Value of the Common Stock subject to the Option on the date it is granted (but not less than par value) if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3            Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by Applicable Laws and regulations, either: (a) in cash, by certified or bank check or by electronic funds transfer at the time the Option is exercised; (b) by tendering to the Company other Common Stock, for redemption or repurchase by the Company, with a Fair Market Value on the date of redemption or repurchase equal to the exercise price (or portion thereof) due for the number of shares being acquired (with the proceeds of such redemption or repurchase being automatically applied by the Company towards paying the purchase price of the Common Stock); or (c) during a Net Exercise Period, by means of the Participant making an election, under the terms of the applicable Award Agreement, to receive a portion of the Common Stock underlying the Option being exercised as a cash payment and a portion as Common Stock, with instructions to the Company to apply such cash payment towards paying the purchase price of the Common Stock for which the Option is being exercised; (d) during any period for which the Common Stock are publicly traded (i.e., the Common Stock are listed on any established stock exchange or a national market system, or if the Common Stock are quoted on an applicable stock exchange or any similar system whereby the Common Stock are regularly quoted by a recognized securities dealer but closing sale prices are not reported), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”) or (e) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a promissory note; provided, however, if Applicable Laws require (or the Administrator otherwise considers appropriate), the par value (if any) of Common Stock, if newly issued, shall be paid in cash or cash equivalents. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by tendering to the Company for redemption or repurchase other Common Stock acquired, directly or indirectly, from the Company, shall be paid only by Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock are publicly traded (i.e., the Common Stock are listed on any established stock exchange or a national market system or if the Common Stock are quoted on an applicable stock exchange or any similar system whereby the Common Stock are regularly quoted by a recognized securities dealer but closing sale prices are not reported), a Cashless Exercise, exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act shall be prohibited with respect to any Award under this Plan.

6.4            Vesting; Exercisability. The Administrator will determine the vesting and exercisability provisions of each Option (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator or the terms of the Plan or the Award Agreement expressly provides otherwise, once exercisable, an Option will remain exercisable until the expiration or earlier termination of the Option.

6.5            Procedure for Exercise. An exercisable Option may be exercised in whole or in part and will be deemed exercised when the Company receives: (a) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (b) full payment for the Common Stock with respect to which the Option is exercised (including provision for any applicable tax withholding); provided that if any person other than the Participant exercises the Option, such person will be required to provide evidence sufficient to reasonably establish that he or she is entitled to do so. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Common Stock issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Exercising an Option in any manner will decrease the number of Common Stock thereafter available for sale under the Option, by the number of Common Stock as to which the Option is exercised. Unless otherwise determined by the Administrator, any fractional Common Stock acquired upon the exercise of an Option shall be rounded up to the nearest whole Common Stock.

6.6            Termination of Continuous Service. Upon the termination of an Optionholder’s Continuous Service:

(a)            other than as a result of the Optionholder’s death or Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) until the earlier of (i) the date 90 days following the termination of the Optionholder’s Continuous Service and (ii) the expiration of the term of the Option as set forth in the Option Agreement, after which time the Option shall terminate; or

(b)            as a result of the Optionholder’s death or Disability, the Optionholder (or the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death) may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only until the earlier of (i) the date 12 months following such termination and (ii) the expiration of the term of the Option as set forth in the Option Agreement, after which time the Option shall terminate.

If the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates shall be forfeited and expire at the close of business on the date of such termination.

6.7            Substitution of Share Appreciation Rights. The Administrator may provide in an Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Share Appreciation Right shall be exercisable with respect to the same number of Common Stock for which such substituted Option would have been exercisable.

6.8            Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Administrator at the time of grant or shall be determined by a method specified by the Administrator at the time of grant, but in no event shall the exercise price of an Option be less than the minimum exercise price specified in Section 6.2. No Incentive Stock Option may be issued to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all Common Stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any fiscal year. Any grants in excess of this limit shall be treated as Nonqualified Stock Options. No Incentive Stock Option may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

6.9            Early Exercise Options. The Administrator may, in its discretion, provide that an Option may be exercised prior to the date such Option has vested by express provision in the applicable Award Agreement (such Option, an “Early Exercise Option”). If the Optionholder elects to exercise all or a portion of any Early Exercise Option before it is vested, the shares of Common Stock acquired under the Option that are attributable to the unvested portion of the Option shall be Restricted Shares. The applicable Award Agreement shall specify the extent (if any) to which and the time (if ever) at which the Optionholder will be entitled to dividends, voting and other rights in respect of such Restricted Shares prior to any vesting, and the restrictions imposed on such Restricted Shares and the conditions of release or lapse of such restrictions. Unless otherwise expressly provided in the applicable Award Agreement, Restricted Shares received from an Early Exercise Option shall be subject to Section 7.1.

7.	PROVISIONS OF AWARDS OTHER THAN OPTIONS.

7.1            Restricted Awards. The Administrator may from time to time award (or sell at a purchase price determined by the Administrator) restricted shares of Common Stock (“Restricted Shares”) or restricted stock units (“RSUs”) under the Plan to eligible Participants. The Award Agreement evidencing a Restricted Award (a “Restricted Award Agreement”) shall contain the terms established by the Administrator for that Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Award; in each case subject to the applicable provisions and limitations of this Section 7 and the other applicable provisions and limitations of this Plan. The terms and conditions of Restricted Award Agreements may change from time to time, and the terms and conditions of separate Restricted Award Agreements need not be identical, but each Restricted Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)            Purchase Price. The purchase price of a Restricted Award shall be determined by the Administrator at the Date of Grant, and may be stated as cash, property or a contract for prior or future services. In no event will such purchase price be less than the par value of the Common Stock.

(b)            Consideration. The consideration for Common Stock acquired pursuant to a Restricted Award Agreement shall be paid either in cash, by certified or bank check or by electronic funds transfer.

(c)            Vesting. The restrictions imposed on the exercise and/or settling of a Restricted Award and the subsequent issue of Common Stock (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement.

(d)            Termination of Participant’s Continuous Service. Unless the Administrator otherwise expressly provides, Common Stock subject to a Restricted Award that remain subject to vesting conditions that have not been satisfied by the time specified in the applicable Award Agreement (including the termination of the Participant’s Continuous Service), will not vest and in the case of RSUs, will be canceled without payment to the Participant therefor, in each case to the extent not prohibited by law. The Award Agreement shall specify any other terms or conditions of the repurchase or cancellation, as the case may be, if the Award fails to vest. Any other Restricted Award that has not been exercised as of a termination of the Participant’s Continuous Service shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Award Agreement.

7.2            Performance Awards.

(a)            The Administrator may from time to time grant Performance Awards to any eligible Participant. Each Performance Award shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of separate Performance Awards need not be identical. The value of Performance Awards may be linked to any one or more specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Service Provider. Performance Awards may be paid in cash, Common Stock or both, as determined by the Administrator.

(b)            Without limiting Section 7.2(a), the Administrator may grant Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

7.3            Share Appreciation Rights.

(a)            General. Share Appreciation Rights may be granted either alone or, provided the requirements of Section 7.3(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. Share Appreciation Rights shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and the provisions of separate Share Appreciation Rights need not be identical.

(b)            Grant Requirements. A Share Appreciation Right may only be granted if the Share Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 8.3 hereof. A Share Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR exercise price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted; (B) the Common Stock subject to the right are traded on an established securities market; (C) only such traded Common Stock may be delivered in settlement of the right upon exercise; and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c)            Vesting, Exercise and Payment. The Administrator will determine the vesting and exercisability provisions of each Share Appreciation Right (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator otherwise expressly provides, once exercisable a Share Appreciation Right will remain exercisable until the expiration or earlier termination of the Share Appreciation Right. Upon exercise thereof, the holder of a Share Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one Common Stock over the SAR exercise price per Common Stock specified in such Share Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Share Appreciation Right shall be exercised. Payment with respect to the exercise of a Share Appreciation Right that satisfies the requirements of Section 7.3(b)(i) shall be paid on the date of exercise and made in Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Share Appreciation Right that does not satisfy the requirements of Section 7.3(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 8.3. Payment may be made in the form of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

(d)            Exercise Price; Term. The Administrator shall set the terms and conditions or restrictions on the exercise of a Share Appreciation Right, but in no event shall a Share Appreciation Right have an exercise price less than 100% of the Fair Market Value of one Common Stock on the Date of Grant of such Share Appreciation Right or a term of greater than 10 years. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Share Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per Common Stock subject to the Share Appreciation Right and related Option exceeds the exercise price per share thereof and no Share Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.3(b)(i) are satisfied.

(e)            Reduction in the Underlying Option Shares. Upon any exercise of a Share Appreciation Right, the number of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Share Appreciation Right shall have been exercised. The number of Common Stock for which a Share Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of Common Stock for which such Option shall have been exercised.

(f)            Written Request. Any election by a Participant to receive cash in full or partial settlement of a Share Appreciation Right, and any exercise of such Share Appreciation Right for cash, may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Share Appreciation Right or to exercise such Share Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Share Appreciation Right or to exercise a Share Appreciation Right for cash may provide that, in the event the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Share Appreciation Right for Common Stock.

(g)            Disapproval by Administrator. If the Administrator disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a Share Appreciation Right or to exercise such Share Appreciation Right for cash, such disapproval shall not affect such Optionholder’s right to exercise such Share Appreciation Right at a later date, to the extent that such Share Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Optionholder’s right to exercise any related Option.

(h)            Termination of Continuous Service. Upon the termination of the Continuous Service of a Participant who holds a Share Appreciation Right:

(i)	other than as a result of the Participant’s death or Disability, the Participant may exercise his or her Share Appreciation Right (to the extent that the Participant was entitled to exercise such Share Appreciation Right as of the date of termination) until the earlier of (1) the date 90 days following the termination of the Participant’s Continuous Service and (2) the expiration of the term of the Share Appreciation Right as set forth in the Award Agreement, after which time the Share Appreciation Right shall terminate; or

(ii)	as a result of the Participant’s death or Disability, the Participant (or the Participant’s estate, by a person who acquired the right to exercise the Share Appreciation Right by bequest or inheritance or by a person designated to exercise the Share Appreciation Right upon the Participant’s death) may exercise his or her Share Appreciation Right (to the extent that the Participant was entitled to exercise such Share Appreciation Right as of the date of termination), but only until the earlier of (i) the date 12 months following such termination and (ii) the expiration of the term of the Share Appreciation Right as set forth in the Award Agreement, after which time the Share Appreciation Right shall terminate.

If the Participant does not exercise his or her Share Appreciation Right within the time specified in the Award Agreement, the Share Appreciation Right shall terminate. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Administrator, outstanding Share Appreciation Rights that are not exercisable at the time a Participant’s Continuous Service terminates shall be forfeited and expire at the close of business on the date of such termination.

8.	PROVISIONS APPLICABLE TO ALL AWARDS

8.1            Award Agreements. The Administrator shall have sole and exclusive authority to determine the terms and conditions pursuant to which an Award may be made. By accepting an Award, a Participant shall be deemed to have accepted and agreed to the terms and conditions of the Plan and the Award Agreement. The Administrator may require that a Participant promptly execute and return to the Company his or her Award Agreement evidencing the Participant’s acceptance of and agreement to the terms and conditions of the Plan and the Award as a condition precedent to any Common Stock becoming issuable or deliverable by the Company pursuant to the Award. In addition, the Administrator may require that the spouse of any married Participant also promptly execute and return to the Company the Award Agreement evidencing the Award granted to the Participant or such other spousal consent form that the Administrator may require in connection with the grant of the Award.

8.2            Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Administrator may, subject to Applicable Laws and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with this Section 8.2. In no event may an Award be transferred to any person who has joined or is supporting a Competing Business.

8.3            Section 409A. Notwithstanding any contrary provision in the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Agreement may be modified by the Administrator without the consent of the Participant in any manner the Administrator deems reasonable or necessary. In making such modifications the Administrator shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Administrator may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 8.3 in good faith; provided that neither the Company, its Affiliates, the Administrator nor any of the officers, employees, managers, directors or representatives of the Company Group shall have any liability to Participants with respect to this Section 8.3.

9.	CONDITIONS UPON ISSUANCE OF COMMON STOCK.

9.1            Legal Compliance. Notwithstanding any other provision of the Plan, any Award Agreement or any other agreement entered into by the Company pursuant to the Plan, an Award may not be issued or exercised, and no Common Stock may be issued in connection with an Award unless the exercise of such Award and the issuance and delivery of such Common Stock will comply with Applicable Laws, including, without limitation, the Securities Act, the Exchange Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and will be further subject to the approval of counsel for the Company with respect to such compliance. All certificates for Common Stock delivered under the Plan shall be subject to such transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any exchange upon which the Common Stock are then listed, and any applicable securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent and at such time or times as the Company is relying upon the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1 thereunder, the Company shall deliver semiannually the financial and risk information described under Rule 701(e)(3), (4) and (5) under the Securities Act; provided that the Company is subject to such delivery requirements thereunder. Any financial or other information relating to the Company obtained by Participants in connection with or as a result of this Plan or their Awards shall be treated as confidential by the Participants, their spouses and/or their beneficiaries, as applicable.

9.2            Investment Representations. As a condition to the exercise and/or issuance of an Award, the Company may require the person acquiring such Award to represent and warrant at the time of any such acquisition that the Common Stock are being acquired only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required.

9.3            Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Stock as to which such requisite authority will not have been obtained.

10.	USE OF PROCEEDS FROM COMMON STOCK.

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.

11.1            Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

11.2            Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a Shareholder with respect to, any Common Stock subject to such Award unless and until (a) the Participant has satisfied all requirements for exercise of the Award pursuant to its terms, including the full satisfaction of any tax withholding liabilities and (b) his or her name has been entered on the Company’s Register of Shareholders, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12.1, hereof.

11.3            No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company Group in the capacity in effect at the time the Award was granted or shall affect the right of the Company Group to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company Group or (c) the service of a Director pursuant to the Certificate of Formation or the TBOC, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

11.4            Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re¬employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.5            Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

11.6            Withholding Obligations. Common Stock will be delivered to a Participant only after the Participant has satisfied any tax withholding requirements relating to the exercise, vesting or acquisition of such Common Stock. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to issue and then immediately redeem or repurchase at Fair Market Value Common Stock out of the Common Stock issued to the Participant as a result of the exercise or acquisition of Common Stock under the Award; or (c) tendering to the Company currently owned and unencumbered Common Stock of the Company for redemption or repurchase and, in each of (b) and (c), immediately tendering the redemption or repurchase price paid by the Company in respect of such Common Stock back to the Company; provided, however, that the Company shall redeem or repurchase only that number of Common Stock having a Fair Market Value equal to the minimum amount of tax required to be withheld under Applicable Laws.

11.7            Net Exercise Offer. The Company may, from time to time and in the Administrator’s sole and exclusive discretion, allow the net exercise of Options granted to a Participant pursuant to the Plan by issuing a notice to all Participants that sets forth: (a) the existence of a net exercise window; and (b) the duration of the window (the “Net Exercise Period”).

11.8            Right of First Refusal. Each Award Agreement may provide that, if the Common Stock are not readily tradable on an established securities market, the Company shall have a right of first refusal as described in this Section 11.8 (the “Right of First Refusal”). The Right of First Refusal may be exercisable in connection with any proposed sale, hypothecation, gift or other disposition of Common Stock, if purchased by the Participant pursuant to an Award Agreement, other than transfers to a Permitted Transferee. If a Shareholder desires to accept a bona fide third-party offer to purchase any or all of his Common Stock, the Common Stock shall first be tendered to the Company for its repurchase or redemption upon the same terms and conditions (as to timing and price) as are set forth in the bona fide offer. In the case of a proposed gift or other non-compensatory transfer of Common Stock, the purchase price per Common Stock under the Right of First Refusal shall be the Fair Market Value determined at the time of the proposed gift or other transfer.

11.9            Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s Common Stock acquired under the Plan as provided in this Section 11.9 (the “Right of Repurchase”). The Right of Repurchase shall be exercisable at a price equal to (a) the Fair Market Value of vested Common Stock or, in the case of exercisable options, the Fair Market Value of the Common Stock underlying such unexercised options less the aggregate exercise price of such options or (b) in the case of unvested Common Stock, the lesser of the purchase price at which such Common Stock were acquired under the Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised; provided that such exercise may in any event be extended to a date that is within 60 days after the date that is six months after the date that such Common Stock were issued to the Participant. Notwithstanding the above, nothing in this Plan is intended to interfere with the Company’s right to repurchase or redeem any Common Stock set forth in the Certificate of Formation or the TBOC.

11.10            Termination of Repurchase and First Refusal Rights. Each Award Agreement shall provide that the Right of Repurchase with respect to vested Common Stock and the Right of First Refusal shall have no effect with respect to, or shall lapse and cease to have effect when the issuer’s securities become publicly traded or a determination is made by counsel for the Company that such Rights of First Refusal and Rights of Repurchase are not permitted under applicable federal or state securities laws.

11.11            Recoupment Provisions. Any Awards granted under the Plan shall be subject to any clawback or recoupment policies and procedures that are required under Applicable Laws.

12.	ADJUSTMENTS UPON CHANGES IN ORDINARY SHARES.

12.1            Capitalization Adjustments.

(a)            Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (i) the number and type of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of Common Stock (or other securities or property) subject to any outstanding Awards, (iii) the grant, purchase, or exercise price of any outstanding Awards, and/or (iv) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards.

(b)            Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives by this Plan and the then-outstanding performance-based Awards.

(c)            It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs shall be made in a manner that satisfies Applicable Laws (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(d)            Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 12.1, and the extent and nature of any such adjustment, shall be final, binding and conclusive on all persons.

(e)            Unless otherwise expressly provided by the Administrator, in no event shall a conversion of one or more outstanding shares of the Company’s Preference Stock or any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 12.1.

12.2            Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

12.3            Change of Control. In the event of a Change of Control of the Company, or such other transaction in which all of the Common Stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, then, the Company, to the extent permitted by Applicable Law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the surviving entity); (ii) the assumption of the Plan and such outstanding Awards by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the Shareholders in the transaction described in this Section 12.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof; (iv) the acceleration of the vesting, settlement and delivery of all Awards outstanding under the Plan; (v) the cancellation of any outstanding Awards in consideration for a payment (in cash or other property) equal in value to the Fair Market Value of vested Awards, or in the case of an Option or Share Appreciation Right, the difference between the Fair Market Value and the exercise price for the Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option or Share Appreciation Right; or (vi) the cancellation of such outstanding Awards without payment of any consideration. If Awards would be canceled without consideration for vested Awards, the Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Award Agreement; provided that the Administrator may, in its discretion, condition the exercise of any Award on the consummation of the Change of Control.

12.4            Sale of a Business. In the event that a Service Provider’s Continuous Service with the Company Group terminates because of the sale or other divestiture of a Subsidiary or other business unit of the Company Group, then (i) any outstanding time-based Award made to such Participant shall vest pro rata as of the date of termination and (ii) the treatment of any outstanding Performance Award made to such Participant shall be determined by the Administrator in its sole and exclusive discretion at the time the Subsidiary or other business unit of the Company Group is divested.

12.5            Compliance with Section 409A. No action shall be taken under this Article 12 that will cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. Any adjustments to outstanding Awards shall be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be conducted in compliance with Section 409A of the Code.

13.	AMENDMENT OF THE PLAN AND AWARDS.

13.1            Amendment of Plan. The Administrator at any time, and from time to time, may amend, suspend or terminate the Plan in accordance with Applicable Law. However, except as provided in Section 12.1 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the Shareholders to the extent Shareholder approval is necessary to satisfy any Applicable Law or any applicable securities exchange listing requirements. At the time of such amendment, the Directors shall determine, upon advice from counsel, whether such amendment will be contingent on Shareholder approval.

13.2            Shareholder Approval. The Directors may, in their sole discretion, submit any other amendment to the Plan for Shareholder approval.

13.3            No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan (and shall continue to be subject to the terms of the Plan as in effect as of immediately prior to the applicable amendment) unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

13.4            Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards or, as approved by the Directors and subject to Applicable Laws, provide for the substitution of a new Award for an existing Award; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. For the avoidance of doubt, the cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Option and the aggregate exercise price, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

14.	GENERAL PROVISIONS.

14.1            Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Administrator from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.2            Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.

14.3            Delivery. Except in the event of an early exercise of an Option as provided in Section 6.9, upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.4            Other Provisions.

(a)            The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

(b)            Unless explicitly provided otherwise in an Award Agreement, if there is a conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall control.

14.5            Cancellation and Rescission of Awards for Detrimental Activity.

(a)            Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

(b)            Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant engages in any Detrimental Activity.

(c)            In the event a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company.

(d)            At the Administrator’s discretion, the Company may exercise the right of rescission set forth in this Section 14.5 via the mandatory redemption or repurchase of the Participant’s Common Stock at a price equal to the price paid by the Participant to acquire the Common Stock.

14.6            Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an interne website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

14.7            No Rights to Awards. No Service Provider or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.

14.8            Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company Group.

14.9            Expenses. The expenses of administering the Plan shall be borne by the Company Group.

15.	MARKET STAND-OFF.

Each Award Agreement shall provide that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Stock acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding Common Stock by reason of a share split, reverse share split, share dividend, recapitalization (excluding issuances of Common Stock in the ordinary course of business), combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Stock subject to the Market Stand-Off, or into which such Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as of the Effective Date.

17.	TERMINATION OR SUSPENSION OF THE PLAN.

Unless terminated by the Directors at an earlier date pursuant to Section 13.1 hereof, the Plan will continue in effect for a term of ten (10) years commencing on the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18.	CHOICE OF LAW; WAIVER OF JURY TRIAL.

The laws of the State of Texas shall govern all questions concerning the construction, validity and interpretation of this Plan and any Award Agreement. The Participant hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Plan and/or any Award Agreement.

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